SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

January 6, 2009

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On January 6, 2009, DuPont Fabros Technology, Inc. (the “Company”) and Mark L. Wetzel, the Company’s Executive Vice President and Chief Financial Officer, entered into a First Amendment to Employment Agreement (the “Amendment”) to amend the Employment Agreement, dated June 13, 2008, between the Company and Mr. Wetzel (the “Original Agreement”). Under the Original Agreement, the Company agreed to reimburse Mr. Wetzel, up to an aggregate amount of $25,000, for reasonable out-of-pocket expenditures incurred by Mr. Wetzel for interim living and travel arrangements incurred during the period ending on the earlier of (i) the six-month anniversary following the commencement of Mr. Wetzel’s employment with the Company, and (ii) the date that Mr. Wetzel relocates to the greater Washington, D.C. metropolitan area. Due to the deterioration of the current housing market environment, the Company has agreed pursuant to the Amendment to reimburse Mr. Wetzel for an additional aggregate amount of $35,000, for a total of $60,000, for reasonable out-of-pocket expenditures incurred by Mr. Wetzel for interim living and travel arrangements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

January 12, 2009	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary